The Alkaline Water Company Reports Record Second Quarter Revenue and Reaffirms Fiscal 2020 Revenue Guidance of $46 million to $50 million

Key Highlights

- Record second-quarter fiscal 2020 revenue of $10.4 million, up 21% year-over-year

- Record first-half fiscal 2020 revenue of $20.6 million, up 25% compared to the same period last year

- Proposed acquisition of AQUAhydrate, an ultra-premium alkaline performance water brand

- Expansion of CBD product portfolio includes a comprehensive line of ingestibles and topicals

- Net loss per share of $0.07, an improvement of approximately 42% from the previous quarter

- Cash on hand of $6.9 million, supports growth plans

SCOTTSDALE, Ariz. - November 13, 2019 - The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) (the "Company"), a producer of premium bottled alkaline drinking water and flavored water sold under the brand name Alkaline88®, today announced financial results for the fiscal second quarter ended September 30, 2019.

"I am pleased to announce that the first half of fiscal 2020 has been a tremendous success. We delivered exceptional year-over-year growth at our established retailers, highlighted by 25% growth at our largest customer. In addition, we made solid progress toward our various value creation actions. Our efforts to gain share in the convenience store channel continues to build momentum with our products now available in over 5,000 C-stores nationwide. To expand our national footprint, we have established a beachhead in the northeastern U.S. with retailers like Shaw's, ShopRite, CVS, and Walmart which is expected to help us reach 110 million new customers over the next 12 months. Our flagship brand, Alkaline88, is helping to pull-in sales of our flavor-infused water, which has resulted in soft commitments from over 50% of our current retailers as they undergo planogram resets during the course of our fiscal year. We have expanded our CBD product portfolio to include a comprehensive suite of ingestibles and topicals offerings, which is expected to allow us to launch a full-scale E-commerce and retail store strategy. We are also making great strides in developing our first national marketing plan which is scheduled to launch prior to our new fiscal year, and last but not least, the complementary acquisition of the ultra-premium alkaline brand AQUAhydrate is progressing." stated Richard A. Wright, president and chief executive officer of The Alkaline Water Company.

"Our pending strategic acquisition of AQUAhydrate provides yet another catalyst toward long-term shareholder value creation. Our teams are working diligently to identify revenue and cost synergies and this transaction provides us an opportunity to position the combined company as a leader in multi-billion dollar segments which include premium water, functional and wellness, and the CBD market. We look forward to this closing and intend to provide full year proforma revenue guidance for fiscal 2021 early next year."

Fiscal 2020 Second Quarter Financial Results (unaudited)

(All amounts are in U.S. dollars)

  For the fiscal second quarter ending September 30, 2019, recorded revenue of approximately $10.4 million, an increase of 20.9% year over year.
  Gross profit in the fiscal second quarter was $4.5 million, an increase of 22.9% year over year.
    Gross margin improved 67 basis points to 42.9%.
  Total operating expenses for the fiscal second quarter were $7.3 million, an increase of 63.3% year over year.
  Net loss for the fiscal second quarter was $2.9 million or $0.07 per share versus a loss of $0.9 million or $0.03 per share in the fiscal second quarter of 2019.
  The Company's cash balance as of September 30, 2019, totaled $6.9 million with a current working capital ratio of 1.6.

"Our management team is focused on the execution of our 2020 business plan and with a solid balance sheet, a strong sales pipeline, and improved marketing capabilities we believe we are poised to deliver strong growth during the second half of our fiscal year."

Reiterate Fiscal 2020 Revenue Guidance

"In June, we initiated fiscal 2020 revenue guidance that was based on the success of our national expansion, channel expansion and product expansion strategy. Today, I am pleased to reiterate that revenue guidance of $46 million to $50 million for fiscal year 2020, with estimated gross margin of approximately $18 million to $20 million. We anticipate the new flavor infused water to contribute approximately $3 million to $4 million in revenue for our fiscal year 2020.

Our forecasted revenue is based on our expectation that revenue growth will remain consistent for fiscal year 2020, significant sales growth will continue in Southern California, and significant orders will be received from the national-retailers and east coast grocery chains, which have only recently started selling our products. In addition, we assume that we will continue to be able to add co-packing plants and production capacity to satisfy customer demand.

As our sale cycle is an average of 14 days, a slowdown of the growth in any of the areas set forth above during fiscal 2020 or other events could cause actual results to vary materially from this forecast. In addition, sales growth, which may have a significant impact on quarterly and annual revenue, is difficult to predict.

I want to emphasize that we expect to achieve this from our core and new flavor product lines. We have not included any sales of our CBD infused product in this guidance," added Mr. Wright.

Recent Fiscal 2020 Operating Highlights

Corporate Development

  Announced transformative merger with AQUAhydrate that is expected to strengthen national brand and portfolio.
  Featured and showcased flavor infused and CBD product line at various national expos and tradeshows.
    Received better than expected initial orders for flavor infused water line of over 13 truckloads at the 98th Annual WAFC convention.
    Achieved record sales for flavor infused water line at the 2019 KeHE National Holiday show.

  Initiated delivery of flavor infused water in June 2019.

National Footprint and Channel Expansion

  Alkaline88® flagship brand of premium alkaline water is now available in 60,000 stores across all trades in the U.S.
  Accelerated convenience store growth strategy being led by E.A. Berg and Crossmark with several new distribution agreements.
    Potential reach canvases the entire nation, with a concentration in the California and Texas markets.
    Added over 5,000 new convenience stores since the inception of the program.
  Expanded natural and specialty food channel with C.A. Fortune.
  Expanded national distribution with KeHE and UNFI for its flavor infused water portfolio.
  Introduced flavored water to Kroger at 55 Houston, TX locations.

Innovation and Product Portfolio Extension and Expansion

  Launched A88® Infused Products Inc. and introduced a line of CBD infused topical products.
    Product lineup includes salves, balms, lotions, essential oils, and bath-salts all made with lab-tested full-spectrum hemp.
  A88® Infused Beverage Inc. partnered with Centuria to expand CBD infused ingestibles portfolio
    Product lineup includes multiple flavored energy shots, tinctures, capsules, and powdered packs.
  Announced new canned product line for its Alkaline88® water, infused water, and CBD infused water.

Brand Awareness

  Alkaline88® remains the #1 selling bulk alkaline water nationally.
  WTER shares included in prominent Russell Microcap® Index.
  Brand Ambassador Chez Reavie won the 2019 Travelers Championship Tournament sporting Alkaline88® logo.
  Announced partnership with Wonder Woman run series to be the exclusive bottled water provider for Wonder Woman 5K and marathon races across California.

The following table summarizes the operating results for the three months ended September 30, 2019, and 2018 (Unaudited):

(All Amounts are in U.S. dollars)

	For the three	For the three
	months ended	months ended	Year over Year
	September 30, 2019	September 30, 2018	Change %
Revenue	$10,444,978	$8,639,520	20.9%
Cost of Good Sold	$5,959,430	$4,987,161	19.5%
Gross Profit	$4,485,548	$3,652,359	22.8%

Net Loss	$(2,924,957)	$(932,134)	213.8%

	For the six months	For the six months
	ended	ended	Year over Year
	September 30, 2019	September 30, 2018	Change %
Revenue	$20,598,022	$16,520,385	24.7%
Cost of Good Sold	$11,987,627	$9,478,374	26.5%
Gross Profit	$8,610,395	$7,042,011	22.3%

Net Loss	$(7,981,145)	$(2,025,718)	294.0%

The Company intends to comply in full with all federal, state, and local laws, rules, and regulations as the Company develops its CBD-infused products. The Company will not pursue the commercial production or sale of CBD-infused products until legally permitted.  The Company is closely watching and responding to all regulatory developments within the FDA and in each individual U.S. state, and plans to launch its CBD infused products accordingly.

Conference Call Information

The Alkaline Water Company will conduct a conference call to review its operating results for the quarter ended September 30, 2019, on Wednesday, November 13, 2019, at 9:00 a.m. Eastern Time. This call may include material information not included in this press release.

Date: November 13, 2019
Time: 9:00 AM Eastern Time (ET)
Dial-in Number for U.S. and Canadian Callers: 877-407-8293
Dial-in Number for International Callers (Outside of the U.S. and Canada): 201-689-8349

Participating on the call will be the Company's President and CEO Richard A. Wright and Executive Vice President of Finance Ronald DaVella, who will discuss operational and financial highlights for the fiscal second quarter, as well as its outlook for the full fiscal year 2020.

To join the live conference call, please dial into the above-referenced telephone numbers five to 10 minutes prior to the scheduled call time.

A replay will be available for one week starting on November 13, 2019, at approximately 10:30 AM (ET). To access the replay, please dial 877-660-6853 in the U.S. or Canada and 201-612-7415 for international callers. The conference ID# is 13696363.

About The Alkaline Water Company Inc.

The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) is a leading producer of premium bottled alkaline drinking and flavored water sold under the brand name Alkaline88®. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH balanced alkaline drinking water with trace minerals and electrolytes. The Company recently announced a broad line of CBD infused products which include ingestibles and topical products. For its ingestibles line, the A88™ Infused Beverage Division Inc. produces CBD infused drinks, beverage shots, tinctures, capsules, and powder packs. For its topicals line, A88™ Infused Products Inc. produces salves, balms, lotions, essential oils, and bath-salt all made with lab-tested full-spectrum hemp. The Alkaline Water Company Inc. is currently pursuing a national multi-channel, mass-market expansion strategy with a direct-to-warehouse model and co-packaging facilities that are strategically located 600 miles within 95% of the U.S. population. Founded in 2012, the Company is headquartered in Scottsdale, Arizona. To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect on Facebook, Twitter, Instagram or LinkedIn.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In connection with the proposed transaction (the "Transaction") between the Company and AQUAhydrate, Inc. ("AQUAhydrate"), on November 8, 2019, the Company filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 of the Company, which included a preliminary joint proxy statement of the Company and AQUAhydrate that also constitutes a prospectus of the Company. The registration statement has not yet become effective. After the registration statement is declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to stockholders of the Company and AQUAhydrate. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND AQUAHYDRATE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants

The Company, AQUAhydrate, and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended March 31, 2019, which was filed with the SEC on July 1, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary joint proxy statement/prospectus and other relevant materials filed with the SEC and will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: that the northeastern U.S. retailers like Shaw's, ShopRite, CVS, and Walmart are expected to help the Company reach 110 million new customers over the next 12 months; that the Company's CBD Product portfolio is expected to allow the Company to launch a full-scale E-commerce and retail store strategy; that the Company's first national marketing plan is scheduled to launch prior to the Company's new fiscal year; that the Company's pending strategic acquisition of AQUAhydrate provides yet another catalyst toward long-term shareholder value creation; that the Transaction provides the Company an opportunity to position the combined company as a leader in multi-billion dollar segments which include premium water, functional and wellness, and the CBD market; that the Company intends to provide full year proforma revenue guidance for fiscal 2021 early next year; the Company's belief that the Company is poised to deliver strong growth during the second half of our fiscal year; the Company's revenue guidance of $46 million to $50 million for fiscal year 2020; that the Company anticipates the new flavor infused water to contribute approximately $3 million to $4 million in revenue for the Company's fiscal year 2020; the Company's expectation that revenue growth will remain consistent for fiscal year 2020, significant sales growth will continue in Southern California, and significant orders will be received from the national-retailers and east coast grocery chains, which have only recently started selling the Company's products; that the Company will continue to be able to add co-packing plants and production capacity to satisfy customer demand; the Company's expectation to achieve the revenue guidance from the Company's core and new flavor product lines; and that the merger with AQUAhydrate is expected to strengthen national brand and portfolio.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that the Company will receive all necessary regulatory approvals for the production and sale of CBD-infused products; that there will be increased production capacity through implementation of new production facilities, new co-packers, and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; the Company and AQUAhydrate being unable to realize the anticipated synergies from the Transaction; the Company or AQUAhydrate not receiving the requisite approvals for the Transaction; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; the inherent uncertainties with mergers, acquisitions and other business combinations; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Richard A. Wright
President and CEO
800-923-1910
investors@thealkalinewaterco.com

Media

Jessica Starman
888-461-2233
jessica@elev8newmedia.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.